State of Delaware - Division of Corporations

DOCUMENT FILING SHEET - Fax# 302/739-3812

[ ] Priority 1 (One hr)	[ ] Priority 2 (Two Hr.)	[ ] Priority 3 (Same Day)	[ ] Priority 4 (24 Hour)	[x] Priority 7 (Reg. Work)

SUBMITTER'S INFORMATION

Company/Firm or Individual's Name: Fundrise National For-Sale Housing eFu

Return Address: 1601 Connecticut Ave NW, STE 300

City – State - Zip: Washington, DC 20009

Attention: Erik Mate

Phone#: 202-584-0550 Fax#: 888-972-8711

E-mail address: erikmate@fundrise.com

Account Number: ____________

DO NOT WRITE IN THIS SPACE

EACH REQUEST MUST BE SUBMITTED AS A SEPARATE ITEM WITH THIS FILING SHEET AS THE FIRST PAGE OF EACH SUBMISSION.

DOCUMENT FILING REQUEST INFORMATION

Name of Company/Entity: Fundrise National For-Sale Housing eFund, LLC

File Number ____________ Reservation Number ____________

Type of Document: Domestic LLC Certificate of Formation

Check if document is:
Changing Name ________ Changing Registered Agent ________ Changing Stock ________

OTHER DOCUMENT FILING INFORMATION

# of Certified Copies returned ____________

Other requests ____________

Check # ____________ Total $ enclosed ____________

METHOD OF RETURN

____ Messenger/Pick up
____ Express Service Delivery Select Express Type
Acct# 503866528
____ Regular Mail
____ Other Fax or e-mail is not available.

CREDIT CARD INFORMATION American Ex
(Visa, MasterCard, American Express & Discover Card Only)

3787 - 5123 - 5401 - 017

Expiration Date - 02 / 2021 Sec. Code 097

COMMENTS/FILING INSTRUCTIONS

INSTRUCTIONS

1. Visit corp.delaware.gov/cvrmemo.shtml for complete instructions on how to properly complete this memo.
2. Fully shade in the required Priority Square using a dark pencil or marker, staying within the square. .

STATE *of* DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE *of* FORMATION

First: The name of the limited liability company is Fundrise National For-Sale Housing eFund, LLC

Second: The address of its registered office in the State of Delaware is 300 Delaware Ave. in the City of Wilmington. Zip code 19801. The name of its Registered agent at such address is United States Corporation Agents, Inc.

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: "The latest date on which the limited liability company is to dissolve is ________.")

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 24 day of March 2017.

By: [signature]
Authorized Person (s)

Name: Benjamin Miller